                                  SCHEDULE 14a
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14A-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 BUFFETS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement, if
                           other than the Registrant)

Payment of Filing Fee (Chech the appropriate box):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5)   Total fee paid:

          ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     3)   Filing Party:

          ----------------------------------------------------------------------

     4)   Date Filed:

          ----------------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                  BUFFETS, INC.
                               10260 VIKING DRIVE
                       EDEN PRAIRIE, MINNESOTA 55344-7229

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                  MAY 12, 1998

To the Shareholders of Buffets, Inc.

                  The annual meeting of shareholders of Buffets, Inc., a Minnesota corporation, will be held in accordance with the By-laws of the Company on Tuesday, May 12, 1998, at 9:00 a.m. at the Company's Old Country Buffet(R) restaurant, 4808 Highway 101, Minnetonka, Minnesota, for the following purposes:

     1.   Electing a board of six directors for the ensuing year;

     2. Amending the Buffets, Inc. 1995 Stock Option Plan to increase the number of shares authorized for issuance thereunder from 1,000,000 to 2,500,000;

     3. Approving the Buffets, Inc. Non-Employee Director Stock Option Plan, as amended;

     4. Approving Deloitte & Touche LLP as independent auditors for the Company for the current fiscal year; and

     5. Transacting such other business as may properly come before the meeting.

                  Only shareholders of record at the close of business on March 16, 1998 will be entitled to notice of and to vote at the annual meeting.

                  You are cordially invited to attend the meeting. However, whether or not you plan to be personally present at the meeting, please mark, date and sign the enclosed proxy and return it promptly in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            H. Thomas Mitchell, Secretary

Eden Prairie, Minnesota
March 31, 1998

                                  BUFFETS, INC.
                               10260 VIKING DRIVE
                       EDEN PRAIRIE, MINNESOTA 55344-7229

                                 PROXY STATEMENT

                  The approximate date on which this proxy statement and the accompanying form of proxy are being first sent to shareholders is March 31, 1998.

                     SOLICITATION AND REVOCABILITY OF PROXY

                  The enclosed proxy is solicited on behalf of the Board of Directors of Buffets, Inc., a Minnesota corporation, for use at the annual meeting of shareholders to be held on May 12, 1998. The Company will bear the cost of preparing and mailing the proxy, proxy statement and any other material furnished to shareholders by the Company in connection with the annual meeting. Proxies will be solicited by use of the mails, and officers and employees of the Company may also solicit proxies by telephone or personal contact. Officers and employees of the Company will receive no special remuneration for any such solicitation activities. In addition, the Company has engaged Corporate Investor Communications, Inc. to assist in the solicitation of proxies for a base fee of $7,500, plus $3.00 per shareholder contacted and out-of-pocket expenses. The Company will inquire of any record holders known to be brokers, dealers, banks or their nominees whether other persons are the beneficial owners of shares held in their names and, if so, will take steps necessary to supply copies of solicitation materials to such beneficial owners. All valid proxies will be voted at the annual meeting in accordance with the instructions set forth in the proxies.

                  A shareholder executing a proxy may revoke it at any time before its exercise by filing with the Secretary of the Company, before or at the meeting, a written instrument of revocation or a duly executed proxy bearing a later date. A shareholder voting through a proxy who abstains with respect to a certain proposal is considered to be present and entitled to vote on such proposal at the meeting, and is in effect a negative vote, but a shareholder (including a broker) who does not give a proxy authority to vote, or withholds authority to vote, on a certain proposal shall not be considered present and entitled to vote on such proposal.

                  The Common Stock of the Company, par value $.01 per share, is the only authorized and outstanding voting security of the Company. Only those holders of the Company's Common Stock whose names appear of record on the Company's books at the close of business on March 16, 1998 will be entitled to notice of and to vote at the annual meeting. At the close of business on March 16, 1998, there were 45,398,981 shares of Common Stock outstanding, each entitled to one vote per share. Holders of Common Stock do not have cumulative voting rights.

                  The  Annual  Report  of  the  Company,   including   financial
statements, for the year ended December 31, 1997 is being furnished to each shareholder with this proxy statement.

                    ITEM 1: NUMBER AND ELECTION OF DIRECTORS

GENERAL

                  The By-laws of the Company provide that at each annual meeting the shareholders shall determine the number of directors to constitute the Board of Directors and shall elect such directors. Each director elected serves until the next annual meeting of shareholders and until his or her successor is elected and qualified.

NOMINEES

                  The Board of Directors recommends that the shareholders set the number of directors at six and that the nominees named below be elected as directors of the Company for the ensuing year. It is intended that the persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election as directors of the nominees named in the table below except as specifically directed otherwise. Each nominee has indicated a willingness to serve, but in case any nominee is not a candidate at the annual meeting, for reasons not now known to the Company, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion. Information regarding these nominees is set forth in the table below.


NAME (AGE)                         DIRECTOR SINCE       PRINCIPAL OCCUPATION AND BUSINESS
                                                        EXPERIENCE FOR LAST FIVE YEARS
----------------------------------------------------------------------------------------------------------


Walter R. Barry, Jr. (64)               1995            Private investor since 1985; Executive Vice
                                                        President of General Mills Inc. from June 1979
                                                        to December 1986; Director of Interactive
                                                        Technologies Inc.(1)

Marvin W. Goldstein (54)                1997            Currently a financial consultant; Executive Vice
                                                        President and Chief Operating Officer of Regis
                                                        Corporation from April 1997 to August 1997;
                                                        Chairman, Chief Executive Officer and President
                                                        of Pet Food Warehouse, Inc. from July 1995 to
                                                        December 1996; President and Chief Operating
                                                        Officer of the Department Store Division of
                                                        Dayton Hudson Corporation from 1992 to
                                                        September 1994; Director of Greenspring
                                                        Company and Paper Warehouse, Inc. (2)


                                        3



NAME (AGE)                         DIRECTOR SINCE       PRINCIPAL OCCUPATION AND BUSINESS
                                                        EXPERIENCE FOR LAST FIVE YEARS
----------------------------------------------------------------------------------------------------------


Roe H. Hatlen (54)                      1983            Co-Founder of the Company; Chairman and
                                                        Chief Executive  Officer of the Company
                                                        since 1983; and President of the Company
                                                        from  May 1989 to September 1992

Alan S. McDowell (59)                   1984            Private investor since 1983; Director of AGCO
                                                        Corporation

C. Dennis Scott (51)                    1996            Co-Founder of the Company; Vice Chairman and
                                                        Chief Operating Officer of the Company since
                                                        September 1996; President of the Company from
                                                        1983 to 1989; Co-Founder of HomeTown Buffet,
                                                        Inc. ("HomeTown"); Director and Chief
                                                        Executive Officer of HomeTown Buffet, Inc.
                                                        since 1989 (3)

Michael T. Sweeney (40)                 1998            Chief Executive Officer of The Minnesota Pizza
                                                        Company since December 1995; President and
                                                        CEO of Blockbuster Mid-America from
                                                        September 1991 to July 1995(4)

(1)      General Mills Inc. markets consumer foods.
(2) Regis Corporation is a publicly held operator and franchisor of hair and retail product salons. Pet Food Warehouse, Inc. was a publicly held retailer of pet supplies until its merger with Petco Animal Supplies, Inc. in December 1996. Dayton Hudson Corporation is a national general merchandise company operating Target, Mervyn's, Daytons and Hudson stores.
(3) HomeTown was a publicly held operator of buffet style restaurants until its merger with Country Delaware, Inc., a wholly-owned subsidiary of the Company, in September 1996 (the "HomeTown Merger"); it is now a wholly-owned subsidiary of the Company.
(4) The Minnesota Pizza Company is a privately held franchisee of Papa John's pizzerias. Blockbuster Corporation is an operator of video rental and retail stores.

VOTE REQUIRED

                  The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or by proxy and entitled to vote at the annual meeting is required for the election of each nominee. If a shareholder does not otherwise direct, the shares represented by the proxy solicited hereby will be voted in favor of each of the above-named nominees.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE.

                          CERTAIN INFORMATION REGARDING
                      THE BOARD OF DIRECTORS OF THE COMPANY

                  During fiscal 1997, the Board of Directors of the Company met five times and otherwise conducted business by written action. During this period each director attended 75% or more of the aggregate of the total number of Board meetings and total number of meetings held by all committees of the Board on which he served. Board members who are not also officers or employees of the Company receive a fee of $1,500 for each regular meeting attended, $500 for each special meeting attended and a $3,000 quarterly fee. Non-employee directors that are members of the Audit Committee or the Compensation Committee receive fees for their participation on those committees as described below. The Company does not have a standing Nominating Committee.

AUDIT COMMITTEE

                  The Board of Directors has an Audit Committee consisting during fiscal 1997 of Messrs. Barry, McDowell and David Michael Winton. Mr. Winton served through the date of his resignation from the Board of Directors on March 3, 1998. The principal functions of the Audit Committee are to (i) recommend to the Board of Directors the independent public accountants to act as the Company's independent auditors; (ii) discuss with representatives of management and the independent auditors the scope and procedures used in auditing the records of the Company; and (iii) review the financial statements of the Company. The Audit Committee met once during fiscal 1997. Audit Committee members receive a fee of $500 for each Committee meeting attended on a day other than a regularly scheduled Board of Directors meeting.

COMPENSATION COMMITTEE

                  The Company also has a Compensation and Stock Option Committee (the "Compensation Committee") consisting of Messrs. Barry, McDowell, and Winton. Mr. Winton served through the date of his resignation from the Board of Directors on March 3, 1998. The principal functions of the Compensation Committee are to review and recommend compensation for executive personnel and to administer the Company's stock option plans (other than the Director Plan (as defined below)). The Compensation Committee met six times during fiscal 1997 and otherwise conducted business by written action. Compensation Committee members receive a fee of $500 for each Committee meeting attended on a day other than a regularly scheduled Board of Directors meeting.

DIRECTOR STOCK OPTION PROGRAM

                  On May 13, 1997, the Board of Directors of the Company approved the adoption of the Buffets, Inc. Non-Employee Director Stock Option Plan (the "Director Plan"), more fully described under Item 3 below, captioned "APPROVING THE BUFFETS, INC. NON- EMPLOYEE DIRECTOR STOCK OPTION PLAN, AS AMENDED." The primary purpose of the Director Plan is to provide for the availability of stock options to assist in the recruitment of qualified candidates for directorship positions with the Company and, secondarily, to compensate non-employee directors for their contributions to the Company. Of the 25,000 shares of the Company Common Stock presently allocated to the Director Plan, 10,000 shares were utilized in an Initial Grant (as defined in the Director Plan) to Mr. Marvin W. Goldstein upon his appointment to the Board of Directors in August 1997, and 10,000 shares were utilized in an Initial Grant to Mr. Michael T. Sweeney upon his appointment to the Board of Directors in February 1998. Mr. Goldstein's options have an exercise price of $10.0625 per share, while Mr. Sweeney's are exercisable at $11.8125 per share, and otherwise contain the terms of an Initial Grant, as set forth below under Item 3. No other grants have been made under the Director Plan.

OTHER DIRECTOR COMPENSATION

                  Directors are reimbursed for travel expenses incurred in connection with Board and committee meetings.

            ITEM 2: AMENDING THE BUFFETS, INC. 1995 STOCK OPTION PLAN

                  As described in detail below, the Board of Directors has determined that it is advisable to increase the maximum number of shares of the Company's Common Stock that may be made subject to options granted under the Buffets, Inc. 1995 Stock Option Plan (the "1995 Plan") from 1,000,000 to 2,500,000, and is therefore submitting such proposed increase to the Company's shareholders for their approval.

BACKGROUND

                  The 1995 Plan is intended to assist the Company in attracting and retaining key employees of outstanding ability, and encourage their maximum commitment to the continued success and growth of the Company by giving them the opportunity to share in ownership of the Company on favorable terms. In order to achieve these purposes more uniformly and systematically, the Company's Compensation Committee in 1990 began to make regular annual grants to restaurant general managers and associate managers. The annual grant program was expanded in 1991 and 1993 to cover essentially all key restaurant and administrative management employees of the Company, including executive officers (as of February 1, 1998, approximately 1,668 persons, including 10 executive officers are eligible to receive awards under the 1995 Plan). The current annual grant program of the Company is described below, under "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION -- STOCK OPTION PROGRAM."

                  As of March 16, 1998, options for only 8,193 and 34,181 shares, respectively, remained available for new grants under the Company's existing 1988 and 1995 Stock Option Plans. Therefore, the Board of Directors intends to increase the number of shares available under the 1995 Plan in order to permit the Compensation Committee to continue to utilize stock options as a major element of management compensation. For further information about options recently granted to certain executive officers under the Company's option plans, please refer to the tables captioned "SUMMARY COMPENSATION TABLE" and "OPTION GRANTS IN LAST FISCAL YEAR".

                  In their review of the proposed amendment of the 1995 Plan, the Board of Directors and the Compensation Committee considered the dilutive effect that the increase in the number of shares available for option grants under the 1995 Plan and continuation of an annual grant program would have on the existing shareholders of the Company, and concluded that the benefits of continuing such an option program would outweigh the drawbacks of dilution. Options granted under the program to many employees may further assist in their retention by the inclusion in their option agreements of a provision limiting such employees' ability to accept employment with competitors.

SUMMARY OF THE 1995 PLAN

                  The 1995 Plan was approved by the shareholders of the Company at the Company's Annual Meeting held on May 9, 1995, at which time 1,000,000 shares of the Company's Common Stock were allocated for purposes of making option grants under the plan.

                  The 1995 Plan provides that both non-statutory stock options ("NSSOs") and options that qualify as incentive stock options ("ISOs") under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to purchase shares of the Company's Common Stock may be granted to key employees of the Company or any subsidiary of the Company. For further information regarding the tax treatment of ISOs and NSSOs, see "Tax Effects" below. Limited stock appreciation rights ("Limited Rights") also may be granted to holders of stock options under the 1995 Plan.

                  The 1995 Plan limits to 100,000 the number of shares for which any single participant may be granted options in any calendar year. This limitation is designed to conform the 1995 Plan to certain requirements of the Omnibus Budget Reconciliation Act of 1993 ("OBRA"), which amended the Code to limit the allowable deduction for compensation paid to or accrued with respect to the Chief Executive Officer, and each of the four other most highly compensated employees, of a publicly held corporation to no more than $1 million per employee per year. Stock options granted pursuant to a stock option plan are exempt from the deduction limitation, provided that certain requirements are met, including the requirement that the stock option plan specifies the maximum number of shares subject to options that can be awarded to any single employee during a specified period. The Company does not expect that this share limitation will affect the number of options it will grant, as shares subject to options granted in any single calendar year under the Company's plans have historically been significantly below

100,000, except as described below under the caption "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION - PRICE SENSITIVE STOCK OPTIONS".

                  The 1995 Plan is administered by the Compensation Committee. The Compensation Committee decides, among other things, to which employees options should be granted, how many options each employee receives, and whether an employee will be granted ISOs or NSSOs, or a combination of both. In general, the Compensation Committee makes such determinations based on such employee's job responsibilities and on the recommendations of the executive officers of the Company concerning individual employees' contributions (both historical and potential) to the success of the Company.

                  The 1995 Plan currently provides that an aggregate of 1,000,000 shares of Common Stock of the Company may be made subject to options, which amount would be increased to 2,500,000 shares if the proposed amendment is approved by the Shareholders. If an option lapses or terminates for any reason before having been completely exercised, however, the shares covered by the unexercised portion of the option may again be made subject to options and Limited Rights under the 1995 Plan.

                  The Compensation Committee determines the exercise price for each option, subject to certain minimum prices. The minimum exercise price for each share covered by a NSSO is 85%, and for each share covered by an ISO is 100% (or 110% if the optionee owns more than 10% of the voting stock of the Company on the date of grant), of the "Fair Market Value" (as defined in the 1995 Plan) of the Common Stock on the date of grant. Fair Market Value is currently determined by reference to the closing price of a share of Common Stock as reported on The Nasdaq Stock Market on the date the grant becomes effective. As of March 16, 1998, the closing price of the Company's Common Stock was $12.3125 per share.

                  The Compensation Committee may, in its sole discretion, make appropriate adjustments ("Antidilutive Adjustments") in the number of shares subject to options and in the option price per share to give effect to changes made in the number of outstanding shares of Common Stock of the Company through a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other relevant change.

                  The 1995 Plan does not specify a schedule as to when options will become exercisable; however, there are two limitations on the exercisability schedule. First, the Code requires that the aggregate fair market value of ISOs that may become exercisable by any individual employee in any given year may not exceed $100,000. Second, subject to the acceleration provisions of the 1995 Plan, the 1995 Plan requires that no option become exercisable, in whole or in part, less than twelve months after the grant of such option. Options generally have been, and are expected to continue to be, granted so as to become exercisable in 20% increments on the five anniversary dates after the date of grant.

                  Paragraph 11 of the 1995 Plan provides for the automatic acceleration of the exercisability of an option in the event of either a friendly or hostile "Change in Control." A "Change in Control" will result if certain changes in the Board of Directors, certain concentrations of voting power or certain mergers, sales of corporate assets or similar transactions occur.

                  Paragraph 12 of the 1995 Plan enables the Committee, in its discretion, to accelerate the exercisability of the options if certain specified "Events" are anticipated to occur. The specified "Events" which may result in acceleration include any proposed dissolution or liquidation of the Company, sale of substantially all of the assets of the Company, merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or any statutory share exchange involving capital stock of the Company. If an Event is anticipated to be imminent, the Compensation Committee may (i) arrange to substitute options to acquire such numbers of shares of the voting common stock of the surviving corporation (or, if appropriate, of the parent corporation of the Company or such surviving corporation) as the Committee deems equitable or, alternatively, to deliver such number of shares of such stock as have, as to each option respectively, a Fair Market Value as of the date of the Event equal to the Fair Market Value as of the date of the Event of the Common Stock covered by the option; or (ii) arrange to cancel such unexercised options in exchange for a cash payment per share equal to the amount (if any) by which the cash plus fair market value of the non-cash consideration to be received per share of Common Stock by the shareholders of the Company upon the occurrence of the Event exceeds the exercise price per share covered by such canceled option.

                  The acceleration provisions discussed above are meant to encourage optionees to continue their employment at the Company during the uncertain period of negotiations or the hostile contest, as the case may be. Since the options will not be accelerated until the Change in Control actually takes place, or until the occurrence of an Event is imminent and the Committee has voted to accelerate exercisability of the options, it will benefit the optionee to stay in his or her position at least until that time.

                  The exercise rights granted under both Paragraphs 11 and 12 of the 1995 Plan are subject to adjustment if they would trigger "golden parachute" penalties under the Code. In general, Section 280G of the Code defines "Parachute Payment" to mean any payment (excluding payments to or from certain qualified plans and certain other payments) in the nature of compensation to an officer, shareholder, or highly compensated individual who performs personal services for the corporation, which payment is contingent upon a change in the control or ownership of the corporation, or upon a change in the ownership of a substantial portion of the corporation's assets, if the aggregate present value of such payments equals or exceeds three times the individual's "Base Amount" (defined as his or her average annual taxable compensation computed over the five-year period preceding the taxable year of the event causing the payment). An "Excess Parachute Payment," in turn, is the amount by which a Parachute Payment to any such individual exceeds that individual's Base Amount. Excess Parachute Payments are subject to a 20% excise tax, payable by the optionee, and the corporation may not deduct any Excess Parachute Payment. The 1995 Plan provides for an automatic reduction in Parachute Payments to the maximum level which will not trigger the "golden parachute" tax penalties. Any option or Limited Right subject to such a reduction will be treated as if it has not yet been exercised by the optionee and will remain outstanding subject to the terms of the 1995 Plan.

                  The Limited Rights which the 1995 Plan authorizes the Compensation Committee to grant are stock appreciation rights that are activated only upon a Change in Control. A Limited Right allows an optionee, within 30 days after a Change in Control, to elect to receive cash equal to the difference between the Fair Market Value at the time of exercise and the option exercise price relating to the underlying option (minus any amount required for tax withholding) instead of exercising the option for the purchase of stock. A Limited Right can be granted at any time in relation to a NSSO, but as to ISOs, it must be granted, if at all, concurrently with the original grant of the option. A Limited Right may not be exercised within six months of its grant, and is terminated if the Compensation Committee declares an acceleration under Paragraph 12 of the 1995 Plan and the anticipated Event occurs. To date, the Committee has not granted any such Limited Rights, and does not presently intend to do so in the future.

                  To exercise an option, an optionee may elect either to pay the full exercise price in cash or to deliver to the Company unencumbered shares of Common Stock having a Fair Market Value on the date of exercise equal to the purchase price of the Common Stock being purchased, or to use a combination of cash and unencumbered shares. The simultaneous tendering of Common Stock acquired upon the exercise of an ISO is a disqualifying disposition which will result in the option being converted into a NSSO for tax purposes.

                  Delivery of shares upon the exercise of a NSSO will be subject to any required withholding taxes relating to the income arising from the exercise of the option. The Compensation Committee may permit the optionee to elect, subject to certain conditions, to cover the required withholdings, in whole or in part, through a reduction of the number of shares delivered to the optionee upon exercise or through a subsequent return to the Company of shares delivered to the optionee.

                  Options granted pursuant to the 1995 Plan are non-assignable and non-transferable except according to the laws of descent, and generally expire if not exercised within three months after termination of the optionee's employment with the Company, or within twelve months after termination due to the optionee's disability or death. In the event of the optionee's death or disability, an option becomes immediately exercisable in full. Each option will expire ten years (five years if the option is an ISO granted to a holder of more than 10% of the voting stock of the Company) after the date of its grant or such date prior thereto as may be fixed by the Compensation Committee on or before the date such option is granted.

                  The Board of Directors may amend, suspend or discontinue the 1995 Plan, but it may not, without approval of the Company's shareholders, (a) change the class of employees eligible to receive options or Limited Rights; (b) except for Antidilutive Adjustments, increase the total number of shares of Common Stock of the Company which may be made subject to options granted under the 1995 Plan; (c) except for Antidilutive Adjustments, change the minimum purchase price for the exercise of an option; (d) increase the maximum period during which options or Limited Rights may be exercised; (e) extend the term of the 1995 Plan beyond March 31, 2005; or (f) permit the granting of options to employees who are then members of the Compensation Committee. No amendment to the 1995 Plan can, without the consent of the holder of the option, alter or impair any options previously granted under the 1995 Plan.

                  Similarly, the Committee has reserved the discretion to modify or terminate the annual grant program currently in effect at any time without further action by the shareholders or directors of the Company and without liability or obligation to any participant then eligible to receive option grants in the future under the program, but such modification or termination will not affect any option granted prior to such modification or termination.

OPTIONS GRANTED AND TO BE GRANTED IN FISCAL 1998

                  The following table indicates with respect to each person or group identified therein stock options which have been granted, and which are proposed to be granted, in fiscal 1998 under the 1995 Plan and under the Director Plan described in Item 3 below. All of such options granted have, and all options to be granted are expected to have, an exercise price equal to Fair Market Value on the date of grant as determined under the respective plans, and to expire ten years after the date of grant.


                            1998 STOCK OPTION GRANTS
                            ------------------------

                                      NUMBER OF COMMON SHARES UNDERLYING OPTIONS
                                      ------------------------------------------

NAME OR GROUP                               1995 PLAN(1)          DIRECTOR PLAN
-------------                               ------------          -------------

Roe H. Hatlen, Chairman of the Board          15,000 (2)               N/A
Chief Executive Officer

C. Dennis Scott, Vice Chairman of the         15,000 (2)               N/A
Board and Chief Operating Officer

Kerry A. Kramp, President                     12,500 (2)               N/A

Thomas F. Hubbard, Executive Vice             10,000 (2)               N/A
President of Real Estate and Development

Neal L. Wichard, Senior Vice President        7,500 (2)                N/A
of Real Estate

                            1998 STOCK OPTION GRANTS
                            ------------------------

                                     NUMBER OF COMMON SHARES UNDERLYING OPTIONS
                                     ------------------------------------------

NAME OR GROUP                            1995 PLAN(1)          DIRECTOR PLAN
-------------                            ------------          -------------

All current executive officers           110,000 (3)                N/A
   as a group (10 persons)

All employees, excluding                 568,800 (5)                N/A
   executive officers, as a
   group (658) persons (4)

All current directors who are             N/A                    10,000(6)
   not executive officers as
   a group

(1) Column may also include options to be made under the Company's 1988 Stock Option Plan, to the extent that shares become available in 1998 as the result of employee separations, surrenders, or as otherwise provided under such plan.

(2) ISOs proposed to be granted under the Company's 1988 or 1995 Stock Option Plans, in accordance with the Company's annual grant program. The exercise price of all such options is expected to be the Fair Market Value on the date of grant, and all such options are expected to expire ten years after the date of grant. Additional options, the number of which is not presently determinable, may be granted pursuant to discretionary grants by the Compensation Committee.

(3) Includes, in addition to the grants to individual named executive officers in the above table, 10,000 ISOs proposed to be granted to each Executive Vice President not otherwise named above, under the Company's 1988 or 1995 Stock Option Plans, in accordance with the Company's annual grant program. Such options are expected to have an exercise price equal to the Fair Market Value on the date of grant, and are expected to expire ten years after the date of grant. A number of additional options, which number is not presently determinable, may be granted in connection with promotions or additions of Executive Officers, or in the event of any discretionary grants by the Compensation Committee.

(4) This excludes approximately 24,200 employees that are not eligible under the stock options plans.

(5) Comprised of 386,900 ISOs having an exercise price of $11.00 per share which were granted under the Company's 1988 Stock Option Plan and the 1995 Plan on February 23, 1998, and an aggregate of 374,200 ISOs which are currently scheduled to be granted, in the remainder of the Company's 1998 fiscal year. All options granted and proposed to be granted were or are expected to be granted in accordance with the Company's annual grant program, and will expire or are expected to expire ten years after the date of grant. A number of additional options, which number is not presently determinable, will likely be granted in connection with promotions and hiring of additional employees, or in the event of any discretionary grants by the Compensation Committee.

(6) Represents the grant of Initial Options to Mr. Sweeney upon his initial appointment to the Board of Directors in February 1998. If additional non-employee directors join the Board during 1998, they would receive Initial Options to purchase 10,000 shares of the Company's Common Stock. Options may also be granted in connection with discretionary grants by the Board of Directors, although no current plans exist for the award of such grants.

TAX EFFECTS

                  If an option is an ISO, the optionee will not recognize taxable income until the shares acquired upon exercise of the option are sold (assuming the optionee holds onto the option shares long enough to satisfy all holding period requirements); however, the difference between the Fair Market Value at the time of exercise and the option exercise price will be included in the optionee's alternative minimum taxable income. The Company will not receive a tax deduction for shares issued upon exercise of an ISO. However, the Company does receive a deduction for ISO shares which are disposed of without complying with holding period requirements. These shares are treated as NSSO shares for tax purposes.

                  In contrast, upon exercise of a NSSO, the optionee will recognize ordinary income equal to the difference between Fair Market Value at the time of exercise and the option exercise price. The Company is generally entitled to a deduction in connection with the exercise of an NSSO equal to the amount taxable to the optionee, at the time the optionee must recognize such amount as taxable income.

OTHER INFORMATION

                  The Company intends to take such actions as may be required to register and maintain the registration of the additional Common Stock reserved for purposes of the requested amendment of the 1995 Plan under the Securities Act of 1933, as amended, and any applicable state securities laws.

VOTE REQUIRED

                  The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or by proxy and entitled to vote at the annual meeting is required for the approval of the proposed amendment to the 1995 Plan. If a shareholder does not otherwise direct, the shares represented by the proxy solicited hereby will be voted in favor of approval of the proposed amendment to the 1995 Plan.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE FOR THE APPROVAL OF THE REQUESTED AMENDMENT TO THE BUFFETS, INC. 1995 STOCK OPTION PLAN DESCRIBED ABOVE.

            ITEM 3: APPROVING THE BUFFETS, INC. NON-EMPLOYEE DIRECTOR
                          STOCK OPTION PLAN, AS AMENDED

     On May 13, 1997, the Board of Directors adopted the Buffets, Inc. Non-Employee Director Stock Option Plan (the "Director Plan"). The initial adoption of the Director Plan did not require shareholder approval because only 25,000 shares of the Company's Common Stock were authorized for issuance thereunder. Under the rules of The Nasdaq Stock Market, issuers with shares listed thereon are required to obtain shareholder approval of certain option plans, but only if the amount issuable thereunder is in excess of 25,000 shares. The Board of Directors has since determined that it is advisable to increase the maximum number of shares that may be made subject to options granted under the Director Plan to 150,000. The Board of Directors therefore amended the Director Plan on February 18, 1998 to provide for such increase in the shares available for issuance thereunder, subject to the approval of shareholders in accordance with the rules of The Nasdaq Stock Market. If the Director Plan, as amended, is not approved by the shareholders, the Director Plan as adopted by the Board of Directors on May 13, 1997 will remain in effect.

BACKGROUND

         The Director Plan is intended to promote the interests of the Company and its shareholders by providing non-employee directors of the Company with an opportunity to acquire a proprietary interest in the Company and thereby provide an additional incentive to put forth maximum effort for the continued success and growth of the Company. In addition, the opportunity to acquire a proprietary interest in the Company has proven successful in attracting and retaining non-employee directors of outstanding ability. There are currently four non-employee directors on the Board of Directors, all of whom are eligible to participate in the Director Plan.

         On May 13, 1997, the Board of Directors adopted the Director Plan as shown in "Exhibit A" hereto, allocating 25,000 shares of the Company's Common Stock for use under the plan. Two grants have been made under the Director plan, both of which were "Initial Options," as defined in the Director Plan, for 10,000 shares each which were granted to Mr. Marvin W. Goldstein and Mr. Michael
T. Sweeney on their respective appointments to the Board of Directors. With only 5,000 shares remaining available under the Director Plan, the Board deems it advisable to increase the number of available shares to a total of 150,000 and to obtain shareholder approval of the Director Plan, as so amended.

         In reviewing the advisability of adopting, and subsequently amending the Director Plan, the Board of Directors considered the dilutive effect that shares issued in connection with grants made under the Director Plan would have on the existing shareholders of the Company, and concluded that the benefits of implementing and continuing such an option program outweigh the drawbacks of dilution.

SUMMARY OF THE DIRECTOR PLAN

         The Director Plan, as amended, is attached as Exhibit A, to which reference is made for a complete statement of its provisions. The following summary of certain of its provisions is not intended as an exhaustive discussion of the Director Plan and is qualified in its entirety by reference to the Director Plan.

         The Director Plan does not contemplate that any stock options granted thereunder will qualify as ISOs under the Code, and all are consequently considered NSSOs, as defined in Item 2 above. For further information regarding the tax treatment of NSSOs, see "TAX EFFECTS" below.

         The Director Plan contemplates two types of stock option grants: (a) "Initial Options" of 10,000 underlying shares that shall be granted at the time of the initial appointment of any non-employee director, and (b) "Discretionary Grants" of no more than 10,000 underlying shares per recipient per year (including Initial Options) that may be granted by the Board of Directors on a purely discretionary basis from time to time during the term of the Director Plan. In either instance, grants may only be made to non-employee Directors of the Company. As described above, to date two Initial Option grants have been made under the Director Plan. No Discretionary Grants have been made. The Board of Directors currently intends that the Director Plan be used principally, if not exclusively, for the granting of Initial Options, although the Board reserves the ability to make Discretionary Grants in its discretion. The Director Plan is administered by the Board of Directors.

         The Director Plan currently provides that an aggregate of 25,000 shares of Common Stock of the Company may be made subject to options, which amount would be increased to 150,000 shares if the requested amendment is approved by the shareholders. If an option lapses or terminates for any reason before having been completely exercised, however, the shares covered by the unexercised portion of the option may again be made subject to options under the Director Plan.

         The exercise price for each option is 100% of the "Fair Market Value" (as defined in the Director Plan) of the Common Stock on the date of grant. For purposes of the Director Plan, "Fair Market Value" is currently determined by reference to the closing sale price of a share of Common Stock as reported on The Nasdaq Stock Market on the date immediately preceding the date the grant becomes effective. As of March 16, 1998 the closing price of the Company's
Common Stock was $12.3125 per share. The Director Plan specifies that Initial Options become exercisable as of the date of Grant and expire ten years thereafter.

         Paragraph 10 of the Director Plan provides for the automatic acceleration of the exercisability of an option in the event of either a friendly or hostile "Change in Control." A "Change in Control" will result if certain changes in the Board of Directors, certain concentrations of voting power or certain mergers, sales of corporate assets or similar transactions occur.

         Paragraph 11 of the Director Plan enables the Board of Directors, in its discretion, to accelerate the exercisability of the options if certain specified "Events" are anticipated to occur. The specified "Events" which may result in acceleration include any proposed dissolution or liquidation of the Company, sale of substantially all of the assets of the Company, merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or any statutory share exchange involving capital stock of the Company. The alternatives available to the Board of Directors upon the occurrence of such an Event, and the purpose of such provisions, are substantially the same as with respect to the 1995 Plan, discussed in Item 2 above.

         The exercise rights granted under both Paragraphs 10 and 11 of the Director Plan are subject to adjustment if they would trigger "golden parachute" penalties under the Code. See the description of the 1995 Plan in Item 2 above for a discussion of parachute rights.

         To exercise an option, an optionee may elect either to pay the full exercise price in cash or to deliver to the Company unencumbered shares of Common Stock having a Fair Market Value on the date of exercise equal to the purchase price of the Common Stock being purchased, or to use a combination of cash and unencumbered shares.

         Delivery of shares upon the exercise of an option under the Director Plan will be subject to any required withholding taxes relating to the income arising from the exercise of the option. The Board of Directors may permit the optionee to elect, subject to certain conditions, to cover the required withholdings, in whole or in part, through a reduction of the number of shares delivered to the optionee upon exercise or through a subsequent return to the Company of shares delivered to the optionee.

         Options granted pursuant to the Director Plan are non-assignable and non-transferable except according to the laws of descent, although assignment to certain immediate family members is permitted if explicitly authorized at the time of the option grant. Generally, the options expire if not exercised within five years after the optionee ceases to be a director of Company. Each option will expire ten years after the date of its grant or such date prior thereto as may be fixed by the Board of Directors on or before the date such option is granted.

         The Board of Directors may amend, suspend or discontinue the Director Plan, but it may not, without approval of the Company's shareholders, increase the total number of shares of Common Stock of the Company which may be made subject to options granted under the Director Plan. No amendment to the Director Plan can, without the consent of the holder of the option, alter or impair any options previously granted under the Director Plan.

OPTIONS GRANTED AND TO BE GRANTED IN FISCAL 1998

     See the table captioned "New Plan Benefits" in the discussion of the 1995 Plan in Item 2 above.

TAX EFFECTS

         Upon exercise of a Director Option, the optionee will recognize ordinary income equal to the difference between Fair Market Value at the time of exercise and the option exercise price. The Company is generally entitled to a deduction in connection with the exercise of a Director Option equal to the amount taxable to the optionee, at the time the optionee must recognize such amount as taxable income.

OTHER INFORMATION

     The Company intends to take such actions as may be required to register and maintain the registration of the Common Stock reserved for purposes of the requested approval of the Director Plan, as amended, under the Securities Act of 1933, as amended, and any applicable state securities laws.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or by proxy and entitled to vote at the annual meeting is required for the approval of the Director Plan as amended. If a shareholder does not otherwise direct, the shares represented by the proxy solicited hereby will be voted in favor of approval of the Director Plan, as amended. If the Director Plan, as amended, is not approved by shareholders, the Director Plan as adopted by the Board of Directors on May 13, 1997 will remain in effect.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE FOR THE APPROVAL OF THE DIRECTOR PLAN, AS AMENDED, AS DESCRIBED ABOVE.


                       COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

         The Compensation Committee establishes the general compensation policies of the Company and specific compensation for each executive officer of the Company, and administers the Company's stock option plans. The Compensation Committee attempts to structure the compensation packages of the executive officers of the Company to attract and retain persons of exceptional quality and to include effective incentives to motivate Company executives to continue the success and growth of the Company.

         The Company's executive compensation packages, the terms of which generally are established early each year, consist of three principal components: (i) base salaries, (ii) cash bonuses and (iii) stock options. The Compensation Committee's basic compensation philosophy is that a significant portion of each executive officer's compensation should be tied directly to the Company's fortunes. Cash bonuses are indexed to earnings per share, and may approach or equal each officer's annual base compensation. Stock options with incremental vesting provide the opportunity for long-term appreciation. The separate compensation components are described in more detail below.

BASE SALARIES

         In order to set the base salary for each executive officer in 1997, including the Chief Executive Officer, the Compensation Committee reviewed the financial performance of the Company over the most recently completed fiscal year (principally revenues, net income and return on equity), the responsibilities and performance of each individual officer and the compensation levels of personnel with similar responsibilities at other comparable companies within the restaurant industry. Apart from the factors described in the preceding sentence, members of the Compensation Committee also took into account various other factors considered by them to be relevant in evaluating the performance and appropriate compensation of each individual officer (principally the number and cost of new restaurants opened during the preceding fiscal year, the performance of both those restaurants and older restaurants, the level of various categories of expenses and the general effectiveness of asset utilization).

         In setting base salaries and total cash compensation for executive officers in 1997, the Compensation Committee reviewed total compensation information derived from three restaurant industry studies. While highly influential in the Compensation Committee's deliberations, such information was not determinative in the setting of executive officer base salaries. Instead, the information was only one factor considered along with the elements described in the preceding paragraph, all of which were evaluated subjectively in the
sense  that  the  Compensation   Committee  did  not  attempt  as  part  of  its
deliberations to rigorously weight, quantify or otherwise relate them to specific levels of compensation. The Compensation Committee believes that the inherent flexibility and administrative simplicity of this approach outweigh the benefits of a more elaborate quantitative approach.

CASH BONUSES

         In 1997, the Compensation Committee established the formulas for cash bonuses to be paid to each executive officer of the Company, including the Chief Executive Officer, at the same time it determined base salaries, utilizing the same criteria discussed above. Each such executive officer's cash bonus was computed as a percentage of base salary depending on the Company's earnings per share. The Compensation Committee selected a percentage for each such executive officer intended to result in bonus compensation which, if the Company met certain identified profit objectives, would constitute a significant portion of such executive officer's total cash compensation for the year, ranging from 20% to 100% of base salary depending on position. The Compensation Committee selected higher percentages for more senior executive officers to ensure that a greater portion of such officers' total cash compensation was exposed to the risk of Company performance. There were no cash bonuses paid to executive officers in 1997 other than to Mr. Hubbard, who received $27,990 as an adjustment to his total compensation in 1997.

EMPLOYEE STOCK OPTION PROGRAM

         The Compensation Committee believes that compensation through the Company's stock option program, which provides the opportunity for stock ownership (and significant long-term appreciation in value), should represent the most significant component of executive officer potential compensation. The Compensation Committee believes that the use of such a stock option program is the most effective means to align the long-term interests of its executive officers with those of the Company's shareholders.

         The Company's stock option plans authorize the Compensation Committee to award key employees, including the Chief Executive Officer and the other executive officers, options to purchase Common Stock of the Company. The stock option plans provide the Compensation Committee with broad discretion to determine the recipients of such awards and the terms of the options awarded. The Compensation Committee has exercised such discretion in implementing a program of annual stock option grants to Company employees. The annual grant program, which has been in place for the past six years, consists of annual grants of specified numbers of options to employees in specified job positions, currently ranging from 500 options to restaurant level and certain administrative employees to 15,000 options to the Chief Executive Officer and Chief Operating Officer, 12,500 options to the President, 10,000 options to each Executive Vice President, 7,500 options to each Senior Vice President, and 5,000 options to each Vice President of the Company. The Compensation Committee has established the number of options to be granted to each participating employee after considering the same factors considered in setting base salary and bonuses (other than compensation studies), as well as additional factors such as the number of options available under the Company's stock option plans and the historical performance of the Company's stock. The number established for various levels of participating employees generally increases with their authority and responsibility for Company affairs. Grants are made at the time a person first qualifies for options under the program (for example, when promoted to a new position) and then again annually in each succeeding year. Employees may receive two option grants in any fiscal year in which they have been promoted. The annual stock option grant program is subject to change from time to time by the Compensation Committee.

         In addition to the annual stock option grant program, the Compensation Committee has made in the past, and may make in the future, further stock option grants to employees, including executive officers. Additional information about stock option awards made to each executive officer of the Company named in the Summary Compensation Table is set forth in the tables below.

         The Compensation Committee believes that its approach to compensation, as represented by the different components of each executive officer's compensation package, and the resulting levels of compensation paid to the Company's executive officers, continues to be appropriate.

PRICE SENSITIVE STOCK OPTIONS

         On May 13, 1997 the Compensation Committee approved stock option grants (the "Price Sensitive Options") for the three most senior executive officers, including the Chief Executive Officer, who were excluded from participation in the repricing program (described below under the caption "STOCK OPTION PARTIAL SURRENDER AND REPRICING"). The Committee believes that the Price Sensitive Options will provide an additional incentive for such officers to focus on enhancing shareholder value, by rewarding increased share price with accelerated option vesting. The grants provided the three officers with the option to purchase an aggregate of 275,000 shares (Roe H. Hatlen -- 100,000 shares, C. Dennis Scott -- 100,000 shares, and Kerry A. Kramp -- 75,000 shares) for $9.00 per share, the Fair Market Value on the date of grant of the stock options. The options vest one third at such time as the sale price of the Company's Common Stock as of the close of trading exceeds $12 per share for thirty consecutive calendar days, an additional one third at the time the sale price exceeds $16 per share for thirty consecutive calendar days, and the final one third at the time the price exceeds $20 per share for thirty consecutive calendar days. The grants also provide that all options become exercisable on May 19, 2006 if they have not become exercisable prior to that date as a consequence of achieving the trading price thresholds described above. The options are reflected in the accompanying tables captioned "SUMMARY COMPENSATION TABLE" and "OPTION GRANTS IN LAST FISCAL YEAR."

OTHER OFFICER COMPENSATION

         The Company occasionally defrays moving expenses of executive officers (as well as other management employees) when such a move is made at the Company's request. The Company paid Mr. Kramp $48,086 in 1996 and $15,494 in 1997 to defray personal relocation expenses associated with the Company's merger with HomeTown Buffet, Inc. The Company provides certain executive officers (including the Chief Executive Officer) with automobile allowances and pays certain travel expenses. The Compensation Committee considers such payments, which are administered by the Company, to be incidental to the primary compensation objectives described above, and the amounts of such payments are for the most part unrelated to Company performance.

         The Company maintains certain broad based employee benefit plans in which its executive officers are permitted to participate, including retirement, term life, and health insurance plans. It also subsidizes the expense of annual executive health screenings for each executive officer that elects to participate in this program. The Company's retirement plan is a 401(k) plan which allows certain employees meeting length-of-service and other eligibility criteria to make pre-tax contributions, and in which the Company has the discretionary option to match employee contributions in an amount less than or equal to the employee's contribution up to a maximum of 4% of the employee's base salary. The matching contributions made by the Company to each named executive officers' 401(k) plan accounts is reflected in the "Summary Compensation Table" accompanying this report.

STOCK OPTION PARTIAL SURRENDER AND REPRICING

         On May 13, 1997, at the recommendation of the Chairman and Chief Executive Officer, the Compensation Committee approved the partial surrender and repricing of stock options to substantially all employees with outstanding options, including executive officers but specifically excluding the Chief Executive Officer, Chief Operating Officer and President. The Compensation Committee's action was in response to the decline in the market price of the Company's shares during the preceding months, which had effectively eliminated the incentive value of options with a significantly higher exercise price. The Compensation Committee's decision was also based on a number of other factors, including a concern that the Company's ability to retain employees in the highly competitive restaurant industry had been impaired by the declining value of outstanding options. The repricing program was open between May 23, 1997 and June 30, 1997, with eligible options repriced from their original grant price to the higher of (i) $9.00 per share or (ii) the fair market value of the Company's Common Stock on the effective date of the repricing. The Compensation Committee deemed it important to involve the employees in the repricing decision by providing both risk and benefit factors for consideration. Specifically, the employees were required to surrender one-half of any options that they elected to reprice. Consequently, although participating employees typically benefitted in the short term by having half of their options closer to being "in the money," they also had to weigh whether they would be in a better position should they refuse to reprice and hold 100% of their options at the higher original exercise price. The surrender feature of the repricing program had the secondary benefit of returning a significant number of shares to the Company's stock option plans to be made available for reissue. Options for 907,226 shares were ultimately submitted for repricing by eligible employees, including executive officers, resulting in 453,613 shares (or 50%) being returned to the Company's stock option plans. The following table presents information on the repricing of stock options by executive officers in 1997. No other option repricings have occurred in the past ten year period.

                            TEN YEAR OPTION REPRICING

                                         # OF SHARES     MARKET PRICE   EXERCISE                 LENGTH OF
                                          UNDERLYING       AT TIME      PRICE AT    NEW        ORIGINAL TERM
                            REPRICING      OPTIONS          OF          TIME OF   EXERCISE      REMAINING AT
        NAME                   DATE      REPRICED (1)     REPRICING    REPRICING    PRICE      REPRICING DATE
------------------         -----------   ------------     ---------    ---------  ---------   --------------

Clark C. Grant                5/27/97        5,000         $8.8750      $17.3125     $9.00       4yr  8mth
  Executive Vice              5/27/97        7,500         $8.8750      $14.9375     $9.00       5yr 11mth
  President of Finance/       5/27/97        2,500         $8.8750      $24.6250     $9.00       6yr 10mth
  Administration and          5/27/97        5,000         $8.8750      $16.1250     $9.00       5yr  8mth
  Treasurer

Jean C. Rostollan,            5/27/97        5,000         $8.8750      $17.3125     $9.00       4yr  8mth
  Executive Vice              5/27/97        5,000         $8.8750      $16.1250     $9.00       5yr  8mth
  President of Purchasing     5/27/97        7,500         $8.8750      $14.9375     $9.00       5yr 11mth
  and Assistant Secretary     5/27/97        2,500         $8.8750      $24.6250     $9.00       6yr 10mth

Rick H. White,                5/23/97        5,325         $8.9375      $12.5000     $9.00       4yr  5mth
  Formerly Executive Vice     5/23/97        5,000         $8.9375      $13.4375     $9.00       5yr  6mth
  President of Operations     5/23/97        4,000         $8.9375      $16.1250     $9.00       5yr  8mth
                              5/23/97       12,500         $8.9375      $14.9375     $9.00       5yr 11mth
                              5/23/97        2,500         $8.9375      $24.2500     $9.00       6yr  8mth
                              5/23/97        2,500         $8.9375      $24.6250     $9.00       6yr 10mth
                              5/23/97       20,000         $8.9375      $10.7500     $9.00       7yr  9mth
                              5/23/97        5,000         $8.9375      $12.0000     $9.00       8yr  9mth



(1) The number of shares  shown as  underlying  the  repriced  options is 50% of those originally underlying such options; a result of the Compensation Committee's requirement that the participants surrender 50% of the options subject to the repricing as set forth above.

POLICY AS TO NONDEDUCTIBLE COMPENSATION

              Internal Revenue Code Section 162(m) limits the deductibility of compensation over $1,000,000 paid by a company to an executive officer. Other than limiting the maximum number of shares that may be awarded to any employee under the 1995 Stock Option Plan in any calendar year to 100,000 shares, the Compensation Committee currently does not have a policy with respect to Section 162(m) because it is unlikely that such limit will apply to compensation paid by the Company to any of the Company's executive officers for at least the current year.

                                         Walter R. Barry, Jr.
                                         Alan S. McDowell

SUMMARY COMPENSATION TABLE

              The following Summary Compensation Table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and each of the four other highest paid executive officers of the Company at the end of fiscal 1997. Amounts shown indicate compensation paid for service to the Company in all capacities.

                           SUMMARY COMPENSATION TABLE
                           --------------------------
                                                                                          LONG TERM
                                                                                         COMPENSATION
                                             ANNUAL COMPENSATION (1)                        AWARDS
                                             -----------------------                      -----------
                                                                            OTHER           SHARES
NAME AND PRINCIPAL                                                         ANNUAL         UNDERLYING      ALL OTHER
     POSITION(S)                      YEAR       SALARY       BONUS     COMPENSATION(2)   OPTIONS (#)    COMPENSATION
--------------------------            ----       ------       -----     ---------------   -----------    ------------

Roe H. Hatlen, Chairman of the        1997     $250,000      $      0         --            115,000
Board and Chief Executive Officer     1996      150,000       189,576         --             15,000
                                      1995      152,885       219,605         --             15,000

C. Dennis Scott, Vice Chairman        1997      250,000             0         --            115,000
of the Board and Chief Operating      1996      194,231       114,245         --             35,100
Officer(3)                            1995      164,600        87,500         --             58,500

Kerry A. Kramp, President (3)         1997      225,000(4)          0         --             87,500        $16,706(5)
                                      1996      159,423        98,980         --            110,100         48,086(5)
                                      1995      128,100        53,000         --             17,550

Thomas F. Hubbard,                    1997      200,000        27,990         --             10,000
Executive Vice President of           1996      115,096        22,500         --             36,700
Real Estate and Development (3)       1995      105,800        55,000         --             11,700

Neal L. Wichard,                      1997      155,000(4)          0         --              7,500          1,688(6)
Senior Vice President of              1996      152,212        96,745         --             35,100
Real Estate (3)                       1995      131,700        70,000         --             58,000

--------------------------------

(1)      1995 base salaries are for a 53 week fiscal year.
(2) The Company provides standard employee medical, dental, term life and disability coverage to its executive officers, and subsidizes the expense of an annual executive health screening for each officer. It also provides company car and travel benefits to certain officers. The value of all such "Other Annual Compensation" is less than the minimum of $50,000 or 10% of the total cash compensation for each person reported above.
(3) Position held since the HomeTown Merger on September 20, 1996; includes compensation paid by HomeTown through that date.
(4) Annual compensation for 1997 includes amounts deferred under the Company's 401(k) retirement savings plan.

(5) Includes $15,494 in 1997 and $48,086 in 1996 for relocation expenses paid to Mr. Kramp in connection with the HomeTown Merger. Includes $1,212 in Company matching contributions to the 401(k) retirement savings plan. This amount was paid on March 16, 1998.
(6) Includes Company matching contributions to the 401(k) retirement savings plan of $1,688. This amount was paid on March 16, 1998.

OPTIONS GRANTED IN FISCAL 1997

                  The following table sets forth, as to each executive officer named in the Summary Compensation Table, certain information with respect to stock options granted during the fiscal year ended December 31, 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR
----------------------------------------------------------------------------------------------------------------------

                            INDIVIDUAL GRANTS
                            -----------------                                        POTENTIAL REALIZABLE VALUE AT
                                       PERCENT OF TOTAL                                      ASSUMED ANNUAL
                    NUMBER OF SHARES   OPTIONS GRANTED TO  EXERCISE                    RATES OF STOCK PRICE
                       UNDERLYING       EMPLOYEES IN        PRICE      EXPIRATION    APPRECIATION FOR OPTION TERM (1)
    NAME            OPTIONS GRANTED     FISCAL YEAR         ($/SH)        DATE               5%($)      10%($)
    ----            ---------------      -----------        ------        ----       ---------------------------------

Roe H. Hatlen            15,000              .82%           $ 9.00        5/19/07        $ 84,901   $  215,155
                        100,000             5.47              9.00        5/19/07         566,005    1,434,368

C. Dennis Scott          15,000              .82              9.00        5/19/07          84,901      215,155
                        100,000             5.47              9.00        5/19/07         566,005    1,434,368

Kerry A. Kramp           75,000             4.10              9.00        5/19/07         424,504    1,075,776
                         12,500              .68              9.75        8/11/07          76,647      194,237

Thomas F. Hubbard        10,000              .55             10.50        11/3/07          65,016      165,722

Neal L. Wichard           7,500              .41              9.00        5/19/07          42,450      107,578

-----------------------------

(1) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

                  These options to executive officers were granted under the Company's 1988 or 1995 Stock Option Plans as discussed in "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION--EMPLOYEE STOCK OPTION PROGRAM" set forth above. Such options have ten year terms, have exercise prices per share equal to fair market value, as determined under the plans, of a share of Common Stock on the date of grant, and (other than in the instance of the Price Sensitive Options described in the section referenced in the preceding sentence) are exercisable in 20% increments on the five anniversary dates after the date of grant. Such options are exercisable only while the named executive officer is an employee of the Company or, if such officer has been continuously employed by the Company (or a parent or subsidiary thereof) for at least twelve full calendar months following the grant of the option, during a limited period after cessation of such officer's employment, the duration of which period ranges from three months to one year depending on the timing of and reason for such cessation. Such options expire when they cease to become exercisable. Such options are automatically accelerated (and become exercisable in full) in the event of a friendly or hostile "change in control" of the Company. A "change in control" will result if certain changes in the Board of Directors, certain concentrations of voting power or certain mergers, sales of corporate assets or similar transactions occur. The grants to each named executive officer are conditioned upon such officer agreeing not to compete with the Company during such officer's employment and for a period of two years thereafter.

                  On May 13, 1997, the Compensation Committee approved stock option grants (the "Price Sensitive Options") for the three most senior executive officers, including the Chief Executive Officer. The grants provided the three officers with the option to purchase an aggregate of 275,000 shares (Roe H. Hatlen -- 100,000 shares, C. Dennis Scott -- 100,000 shares, and Kerry
A. Kramp -- 75,000 shares) for $9.00 per share, the Fair Market Value on the date the grant of the stock options became effective. The options vest one third if the fair market value as of the close of trading exceeds $12 per share for thirty consecutive calendar days, an additional one third if the price exceeds $16 per share for thirty consecutive calendar days, and the final one third if the price exceeds $20 per share for thirty consecutive calendar days. The grants also provide that all options become exercisable on May 19, 2006 if they have not become exercisable prior to that date as a consequence of achieving the trading price thresholds described above.

ADDITIONAL INFORMATION ABOUT OPTIONS

                  The following table sets forth, as to each executive officer named in the Summary Compensation Table, certain information with respect to stock options exercised during the last fiscal year and unexercised options held as of the end of the fiscal year.

                                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                         AND FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF SHARES UNDERLYING      VALUE OF UNEXERCISED
                        SHARES                       UNEXERCISED OPTIONS AT FISCAL    IN THE MONEY OPTION AT
                       ACQUIRED         VALUE               YEAR-END (#)                FISCAL YEAR-END (2)
                         ON           REALIZED (1)   -----------------------------  ---------------------------
      NAME            EXERCISE (#)           $       EXERCISABLE     UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
    --------          ------------   -------------  -----------     -------------   -----------   -------------
Roe H. Hatlen                  0      $        0       483,000         157,000        $356,625        $43,688

C. Dennis Scott           35,100         231,660        58,500         196,900           1,299         43,991

Kerry A. Kramp            10,530          91,901        92,220         201,320         318,287         84,829

Thomas F. Hubbard         20,475         195,321        33,080          54,570          76,855         23,901

Neal L. Wichard                0               0        79,560          80,040         228,677          2,812

---------------------------
(1) Market value of underlying securities on date of exercise minus the exercise price.
(2) Market value of underlying securities at year-end minus the exercise price.


                              EMPLOYMENT AGREEMENTS

    In connection with the HomeTown Merger, the Company entered into an Employment Agreement dated September 20, 1996 with Kerry A. Kramp, formerly President of HomeTown, pursuant to which the Company engaged Mr. Kramp as President of the Company (the "Employment Agreement"). The Employment Agreement continues until September 20, 1998 or earlier termination by the Company or Mr. Kramp; provided, however, that if the Company terminates the Employment Agreement prior to September 20, 1998, other than for cause or inability to work (in each case, as defined in the Employment Agreement), or if Mr. Kramp terminates the Employment Agreement for certain reasons specified therein, Mr. Kramp will be entitled to receive his base salary for the greater of (i) the period commencing on the date of termination and ending on September 20, 1998, or (ii) the 12-month period commencing on the date of termination. The Employment Agreement entitles Mr. Kramp to an annual minimum base salary of $200,000 and to participate in the Company's cash bonus program with the opportunity, based on meeting established performance criteria, to earn bonus compensation equal to at least 50% of his base compensation. Coinciding with the 1996 merger, Mr. Kramp also received a grant under the Company's 1988 Stock Option Plan of stock options to purchase 75,000 shares of the Company's Common Stock, exercisable at the fair market value on the date of grant. The Employment Agreement contains certain restrictive covenants, including certain covenants not to compete for a period following termination and limitations on the disclosure or use of proprietary information.

                                PERFORMANCE GRAPH

    The graph below compares the cumulative total shareholder return, assuming the reinvestment of all dividends, on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Restaurant Index for the same periods.



                                     [GRAPH]



                                   Fiscal Year
                                   -----------

                1992    1993       1994        1995      1996        1997
-----------------------------------------------------------------------------

S&P 500 INDEX   $100   $110.08    $111.53    $153.45    $188.68     $251.63
-----------------------------------------------------------------------------

BUFFETS, INC.    100    156.66      60.08      83.65      55.51       57.04
-----------------------------------------------------------------------------

RESTAURANTS      100    116.74     116.38     174.55     172.45      185.17
-----------------------------------------------------------------------------

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

SUMMARY OF OWNERSHIP

         The following table shows ownership of the Common Stock of the Company as of March 16, 1998 (unless otherwise indicated), by each person who, to the knowledge of the Company, owned beneficially more than five percent of such stock, by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. Shares are held directly with sole investment and voting power unless otherwise indicated.

NAME AND ADDRESS OF INDIVIDUAL                                     APPROXIMATE
   OR IDENTITY OF GROUP                  NUMBER OF SHARE             PERCENT
--------------------------------------------------------------------------------
Roe H. Hatlen                               1,730,211  (1)             3.8%

C. Dennis Scott                             1,203,260  (2)             2.7

Kerry A. Kramp                                104,166  (3)               *

Thomas F. Hubbard                              34,878  (4)               *

Neal L. Wichard                               561,892  (5)             1.2

Walter R. Barry, Jr.                           47,124  (6)               *

Marvin W. Goldstein                            10,000  (7)               *

Alan S. McDowell                              266,180  (8)               *

Michael T. Sweeney                             10,000  (7)               *

Massachusetts Financial Services Company    3,960,087  (9)             8.7
   500 Boylston Street
   Boston, MA 02116

MFS Series Trust II - MFS Emerging
Growth Fund (9)
   500 Boylston Street
   Boston, MA 02116

NAME AND ADDRESS OF INDIVIDUAL                                     APPROXIMATE
     OR IDENTITY OF GROUP               NUMBER OF SHARE              PERCENT
--------------------------------------------------------------------------------

The Capital Group Companies. Inc.        4,586,600  (10)               10.1
   333 South Hope Street
   Los Angeles, CA 90071

Capital Guardian Trust Company (10)
   333 South Hope Street
   Los Angeles, CA 90071

All directors and executive officers
   as a group (14 persons)                4,161,083 (11)                9.0
--------------------------------
*  Less than one percent.

(1) Includes 132,026 shares owned of record by members of Mr. Hatlen's family sharing his household and 93,744 shares owned of record by Mr. Hatlen's wife as trustee for their children, as to all of which Mr. Hatlen disclaims beneficial ownership, and 61,750 shares owned of record by the Hatlen Foundation (of which Mr. Hatlen is an officer) and 504,000 shares subject to stock options exercisable within 60 days.

(2) Includes 87,750 shares owned of record by Mr. Scott's wife, as to which Mr. Scott disclaims beneficial ownership, and 49,140 shares subject to stock options exercisable within 60 days.

(3)      Includes 157 shares  owned of record by Mr. Kramp as custodian  for his
         nephew  and  nieces,   and  88,710  shares  subject  to  stock  options
         exercisable within 60 days.

(4) Includes 14,360 shares subject to stock options exercisable within 60 days.

(5) Includes 447,525 shares owned of record by Mr. Wichard's family trust with respect to which Mr. Wichard shares both voting and dispositive power with his wife, 17,550 shares owned of record by Mr. Wichard's wife, 877 shares owned of record by Mr. Wichard's wife as custodian for their daughter and 95,940 shares subject to stock options exercisable within 60 days. Mr. Wichard disclaims beneficial ownership with regard to the 17,550 and 877 share holdings.

(6) Includes 7,000 shares subject to stock options exercisable within 60 days.

(7) Includes 10,000 shares subject to stock options exercisable within 60 days.

(8) Includes 19,680 shares owned of record by Mr. McDowell's daughter and son and 10,500 shares owned of record by the McDowell Foundation (of which Mr. McDowell is an officer), as to all of which Mr. McDowell disclaims beneficial ownership.

(9) Massachusetts Financial Services Company has sole power to vote 3,924,524 of such shares and sole power to dispose of all of such shares. These shares include 2,953,050 shares, which represent approximately 6.5% of the Company's outstanding Common Stock, over which MFS Series Trust II - MFS Emerging Growth Fund exercises voting and/or dispositive power. The information relating to the beneficial ownership of Massachusetts Financial Services Company and MFS Series Trust II - MFS Emerging Growth Fund has been derived from the Schedule 13G dated February 12, 1998 filed by Massachusetts Financial Services Company with the Securities and Exchange Commission. The number of shares beneficially owned by Massachusetts Financial Services Company and MFS Series Trust II - MFS Emerging Growth Fund, respectively, is stated as of December 31, 1997.

(10) The Capital Group Companies, Inc. is the parent holding company of a group of investment management companies which, in the aggregate, have sole power to vote 4,246,600 of such shares and sole power to dispose of all of such shares. The Capital Group Companies, Inc. does not itself exercise investment or voting power over any such shares but may be deemed to beneficially own such shares by virtue of Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Such shares include 3,594,800 shares over which Capital Guardian Trust Company, a wholly-owned subsidiary of The Capital Group Companies, Inc., exercises voting and/or dispositive power. Of such 3,594,800 shares, which represent approximately 7.9% of the Company's outstanding Common Stock, Capital Guardian Trust Company has sole power to vote 3,254,800 shares and sole power to dispose of all of such shares. The Capital Group Companies, Inc. and Capital Guardian Trust Company disclaim beneficial ownership with respect to all of the shares referred to herein. The information relating to the beneficial ownership of The Capital Group Companies, Inc. and Capital Guardian Trust Company has been derived from the Schedule 13G dated February 10, 1998 filed by such companies with the Securities and Exchange Commission. The number of shares beneficially owned by The Capital Group Companies, Inc. and Capital Guardian Trust Company, respectively, is stated as of December 31, 1997.

(11) Includes an aggregate of 950,540 shares subject to stock options exercisable within 60 days held by all directors and executive officers as a group.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file periodic reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on its review of the copies of such reports received by it and of written representations from certain reporting persons regarding filings required to be made by such persons, the Company believes that all persons required under
Section 16(a) to file beneficial ownership reports with respect to the Company's Common Stock during the fiscal year ended December 31, 1997 or prior years complied with all such reporting requirements.

                              CERTAIN TRANSACTIONS

                  In 1995, the Company made charitable contributions aggregating $250,000 to Minnesota Life College ("MLC"), a Minnesota nonprofit corporation. Of this sum, $145,000 was paid through December 31, 1996, and the remaining $105,000 was paid in 1997, although the entire amount was expensed in 1995. The Company also contributed $82,192 to MLC in 1997 beyond the original commitment. MLC is organized and operated to help young adults with learning disabilities make the transition to independent living. Roe H. Hatlen, the Chairman and Chief Executive Officer of the Company, is a founder and a director of MLC; his wife, Beverly T. Hatlen, is a founder and Chair of the Board; Marguerite C. Nesset, the Vice President of Accounting and Controller of the Company, is the Treasurer and a director. The Company is entitled to appoint two directors of MLC. The directors currently appointed by the Company are Mr. Hatlen and Ms. Nesset.

                  Kerry A. Kramp, Thomas F. Hubbard, and K. Michael Shrader, the Company's President, Executive Vice President of Real Estate and Development, and Executive Vice President of Human Resources, respectively, were indebted to the Company during 1997 in the maximum amounts of $173,904, $120,028 and $73,572, respectively. As of March 16, 1998, the amount outstanding under such loans were $171,571, $122,017 and $71,793, respectively. Mr. Kramp's loan is evidenced by a promissory note in favor of the Company dated December 31, 1996 in the principal sum of $173,904 and is secured by the pledge by Mr. Kramp of certain Company Common Stock and stock options. The promissory note includes loans previously made to Mr. Kramp by HomeTown Buffet, Inc. under promissory notes dated August 23, 1993 and April 13, 1995, as well as $86,400 advanced to Mr. Kramp by the Company in 1996. Interest accrues on the unpaid principal balance of Mr. Kramp's loan at the rate of 8% per annum. Mr. Hubbard's loans are evidenced by two promissory notes in favor of HomeTown Buffet, Inc., one dated November 9, 1993 in the principal sum of $21,000 (interest accrues on the unpaid principal balance at the rate of 7% per annum), and the other dated August 13, 1996 in the principal sum of $85,000 (interest accrues on the unpaid principal balance at a rate equal to the prevailing prime rate of First Bank of Minneapolis plus 1% per annum). Mr. Hubbard's loans are secured by the pledge by Mr. Hubbard of certain Company Common Stock and stock options. Mr. Shrader's loan is evidenced by a promissory note in favor of HomeTown Buffet, Inc. dated August 7, 1996 in the principal sum of $65,000 and is secured by the pledge by Mr. Shrader of certain Company Common Stock and stock options. Interest accrues on the unpaid principal balance of Mr. Shrader's loan at the prevailing prime rate of First Bank of Minneapolis plus 1% per annum. All of the amounts advanced to Messrs. Kramp, Hubbard and Shrader in 1996 were in connection with, or in anticipation of, the relocation of such persons to Minneapolis. Certain obligations due under Messrs. Hubbard and Shrader's notes are due and unpaid at this time. The Company anticipates that suitable repayment arrangements will be resolved with these officers in due course.

                          ITEM 4: SELECTION OF AUDITORS

                  The Board of Directors has appointed  Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 30, 1998, it being intended that such appointment would be presented for ratification by the shareholders. Deloitte & Touche LLP has audited the financial statements of the Company for the fiscal year ended December 31, 1997. Deloitte & Touche LLP will have representatives at the meeting who will have an opportunity to make a statement and will be available to respond to appropriate questions.

                  In the event the shareholders do not ratify the appointment of Deloitte & Touche LLP, the selection of other independent auditors will be considered by the Board of Directors.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

                     SHAREHOLDER PROPOSALS AND OTHER MATTERS

                  The enclosed proxy confers upon the person or persons entitled to vote the shares represented thereby discretionary authority to vote such shares in accordance with their best judgment with respect to all matters which may properly come before the meeting in addition to the scheduled items of business, including the approval of the minutes of the prior annual meeting of the Company's shareholders. It is intended that proxies solicited by the Board of Directors, unless otherwise specified therein, will be voted in accordance with the recommendations of the Board of Directors.

                  The Management knows of no other matters that may properly be presented at the annual meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote according to their best judgement.

                  All shareholder proposals to be presented at the next annual meeting of the Company and to be included in the Company's proxy statement and form of proxy must be received by the Company no later than December 1, 1998. The Company suggests that all such proposals be sent to the Company by certified mail return receipt requested.

                  Please mark, sign, date and return promptly the enclosed proxy provided. The signing of a proxy will not prevent you from attending the meeting in person.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              H. Thomas Mitchell, Secretary
Dated:  March 31, 1998

                              [Front of proxy card]

                                  BUFFETS, INC.
                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

         The undersigned hereby appoints Clark C. Grant and H. Thomas Mitchell, and each of them, with full power of substitution, as proxies to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company's Old Country Buffet(R) restaurant, 4808 Highway 101, Minnetonka, Minnesota at 9:00 a.m. on Tuesday, May 12, 1998, and at any adjournments thereof, with all powers the undersigned would possess if personally present, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, as directed on the reverse side hereof.

         Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

               (To be Completed, Signed and Dated on Reverse Side)

                             [Reverse of proxy card]
 /X/  Please mark your votes as in this example.

The Board of Directors shall consist of six members.

Nominees:             Walter R. Barry, Jr.           Alan S. McDowell
                      Marvin W. Goldstein            C. Dennis Scott
                      Roe H. Hatlen                  Michael T. Sweeney

1.   Election of Directors             FOR           WITHHOLD
                                        o               o

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name below)

--------------------------------------------------

2.   Amending the Buffets, Inc. 1995 Stock Option       FOR   AGAINST   ABSTAIN
     Plan to increase the number of shares authorized    o       o        o
     thereunder from 1,000,000 to 2,500,000

3.   Approving the Buffets, Inc. 1997 Non-Employee      FOR   AGAINST   ABSTAIN
     Director Stock Option Plan, as amended              o       o        o

4.   Approving Deloitte & Touche LLP as independent     FOR   AGAINST   ABSTAIN
     auditors for the current fiscal year.               o       o        o

5. Transaction of such other business as may properly come before the meeting and any adjournments thereof.

NOTE: THIS PROXY WILL BE VOTED AS SPECIFIED.  IF NO  SPECIFICATION IS MADE,
IT WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1, AND FOR PROPOSALS 2, 3, AND 4. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

-------------------------------------     ---------
SIGNATURE                                   DATE

-------------------------------------     ---------
SIGNATURE (SIGNATURE IF HELD JOINTLY)       DATE

NOTE: Please mark, date and sign exactly as name appears hereon, including designation as executor, trustee, etc. if applicable. A corporation must sign in its name by the President or other authorized officer. All co-owners must sign. PLEASE RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                    EXHIBIT A

                                  BUFFETS, INC.
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

         1. PURPOSE. The purpose of this Non-Employee Director Stock Option Plan (the "Plan") is to promote the interests of Buffets, Inc., a Minnesota corporation (the "Company"), and its shareholders by providing non-employee directors of the Company with an opportunity to acquire a proprietary interest in the Company and thereby provide an additional incentive to put forth maximum effort for the continued success and growth of the Company. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining non-employee directors of outstanding ability.

         2.   ADMINISTRATION.

                  (a) General. This Plan shall be administered by the Company's Board of Directors (the "Board"). The Board shall have the power, subject to the limitations contained in this Plan, to fix any terms and conditions for the grant or exercise of any award under this Plan. Subject to the provisions of this Plan, the Board may from time to time adopt such rules for the administration of this Plan as it deems appropriate. The decision of the Board on any matter affecting this Plan or the rights and obligations arising under this Plan or any award granted hereunder, shall be final, conclusive and binding upon all persons, including without limitation the Company, shareholders and optionees.

                  (b) Indemnification. To the full extent permitted by law, (i) no member of the Board shall be liable for any action or determination taken or made in good faith with respect to this Plan or any award granted hereunder and (ii) the members of the Board shall be entitled to indemnification by the Company against and from any loss incurred by such member or person by reason of any such actions and determinations.

         3. SHARES. The shares that may be made subject to options granted under this Plan shall be authorized and unissued shares of Common Stock of the Company, par value $.0l per share ("Shares," and each individually a "Share"), and they shall not exceed 25,000 Shares in the aggregate, subject to adjustment as provided in paragraph 12 below, except that if any option lapses or terminates for any reason before such option has been completely exercised, the Shares covered by the unexercised portion of such option may again be made subject to options granted under this Plan.

         4. ELIGIBLE PARTICIPANTS. Stock options may be granted under this Plan to any director of the Company who is not an employee of the Company or any parent or subsidiary thereof (a "non-employee director"). References herein to "employed," "employment" and similar terms (except "employee") shall refer to the providing of services as a director.

         5.       TERMS AND CONDITIONS OF DIRECTOR OPTIONS.

                  (a) Discretionary Grants. Subject to the terms and conditions of this Plan, the Board may, from time to time during the term of this Plan, grant to any non-employee director options to purchase such number of Shares of the Company on such terms and conditions as the Board may determine. In determining the non-employee directors to whom options shall be granted and the number of Shares to be covered by each option, the Board may take into account the nature of the services rendered by the respective non-employee directors, their present and potential contributions to the success of the Company, and such other factors as the Board in its sole discretion may deem relevant. The date and time of approval by the Board of the granting of an option shall be considered the date and the time of the grant of such option. The maximum number of Shares subject to options that may be granted to any one non-employee director under the Plan in any fiscal year of the Company (including options granted under paragraph 5(b)) may not exceed 10,000 Shares (subject to adjustment pursuant to paragraph 12 hereof).

                  (b) Initial Options (New Director). With respect to any non-employee director who is first elected or appointed to the Board on a date after the date of the 1997 shareholders Meeting, the Company shall grant to such non-employee director on the day following his or her first being so elected or appointed to the Board an option to purchase 10,000 Shares ("Initial Options"). If a non-employee director is first elected or appointed to the Board at an Annual Meeting of the shareholders of the Company, such non-employee director shall be granted an Initial Option at such time. Subject to the limitation contained in paragraph 5(a) as to the maximum annual aggregate grant to any one Individual, the Board may increase or decrease the number of shares to be granted to non-employee directors on any date pursuant to this said paragraph 5(b).

                  (c) Purchase Price. The purchase price of each Share subject to an option granted pursuant to this paragraph 5 shall be 100% of the Fair Market Value of a Share on the date of grant.

                  (d) Vesting. With respect to any option granted under paragraph 5(a), the option agreement provided for in paragraph 6 relating to such option shall specify when such option shall become exercisable. With respect to any Initial Options, such options shall be exercisable immediately on the date of grant.

                  (e)   Termination.   Each  option  granted  pursuant  to  this
         Paragraph 5 shall expire, and all rights to purchase Shares thereunder shall terminate, on the earliest of:

                           (i) ten years  after the date such  option is granted
                  or on such date prior thereto as may be fixed by the Board on or before the date such option is granted;

                          (ii)  the   expiration   of  the  period   after  the
                  termination of the optionee's service as a non-employee director within which the option is exercisable as specified in paragraph 9(b) provided that the Board may, in any option agreement provided for in paragraph 6 or by Board action with respect to any outstanding option, extend the periods specified in paragraph 9(b); or

                        (iii) the date, if any, fixed for cancellation  pursuant
                  to paragraph 10(c) or 11 below.

                  (f) Allocation of Common Shares. If as of a date on which Initial Option or Options are to be awarded pursuant to the provisions of this paragraph 5, the number of Shares available for issuance under the Plan as of such date are less than the number of options to purchase Shares that otherwise would be awarded, then the following formula shall determine how the remaining number of Shares are to be allocated:

                           (i) if only one  non-employee  director is to receive
                  an option on such date, then such non-employee director shall receive an option to purchase Shares equal to the number of Shares remaining.

                           (ii) if two or more non-employee directors are to receive options on such date:

                                    A.  all  Initial   Options  shall  first  be
                           awarded; if, however, the number of Shares available is less than the number of options to purchase Shares that would otherwise be awarded as Initial Options then each such non-employee director eligible to receive an Initial Option shall receive the number of options which results from the following equation: the whole number of Shares available divided by the number of non-employee directors eligible to receive such an option, provided, however, that no fractional shares shall be awarded; and if such allocation occurs, any remaining Shares shall not be awarded and shall be deemed not subject to distribution for purposes of paragraph 16; and

                                    B. if on such date all Initial Options to be
                           awarded are awarded in the full amount of Shares or if no Initial Options are to be awarded then each non-employee director eligible for a discretionary option grant shall receive a discretionary option to purchase Shares in the amount that results from the following equation: the whole number of Shares available divided by the number of non-employee directors eligible for discretionary options based on the relative proportion of their intended grant of options, provided, however, that no fractional shares shall be awarded; and any remaining Shares shall not be awarded and shall be deemed not subject to distribution for purposes of paragraph 16.

         6. OPTION AGREEMENTS. All options granted under this Plan shall be evidenced by a written agreement in such form or forms as the Board may from time to time determine.

         7. FAIR MARKET VALUE. For Purposes of this Plan, the "Fair Market Value" of a Share at a specified date shall, unless otherwise expressly provided in this Plan, mean the closing sale price of a Share on the date immediately preceding such date or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred, on the Composite Tape for New York Stock Exchange listed shares or, if Shares are not quoted on the Composite Tape for New York Stock Exchange listed shares, on the Nasdaq National Market or any similar system then in use or, if Shares are not included in the Nasdaq National Market or any similar system then in use, the mean between the closing "bid" and the closing "asked" quotation of a Share on the date immediately preceding the date as of which such Fair Market Value is being determined, or, if no closing bid or asked quotation is made on that date on the next preceding day on which a quotation is made, on the Nasdaq Small Cap Market or any similar system then in use, provided that if the Shares in question are not quoted on any such system, Fair Market Value shall be what the Board determines in good faith to be 100% of the fair market value of a Share as of the date in question. Notwithstanding anything stated in this paragraph 7, if the applicable securities exchange or system has closed for the day by the time the determination is being made, all references in this paragraph to the date immediately preceding the date in question shall be deemed to be references to the date in question.

         8. MANNER OF EXERCISE OF OPTIONS. A person entitled to exercise an option granted under this Plan may, subject to its terms and conditions and the terms and conditions of this Plan, exercise it in whole at any time, or in part from time to time, by delivery to the Company at its principal executive office, to the attention of its Chief Financial Officer, of written notice of exercise, specifying the number of Shares with respect to which the option is being exercised. The purchase price of the Shares with respect to which an option is being exercised shall be payable in full at the time of exercise, provided that, to the extent permitted by law, the holder of an option may simultaneously exercise an option and sell all or a portion of the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale to pay the purchase price of such Shares. The purchase price of each Share on the exercise of any option shall be paid in full in cash (including check, bank draft or money order) or, at the discretion of the person exercising the option, by delivery to the Company of unencumbered Shares, by a reduction in the number of Shares delivered upon exercise of the option, or by a combination of cash and such Shares (in each case such Shares having an aggregate Fair Market Value on the date of exercise equal to the amount of the purchase price being paid through such delivery or reduction of Shares); provided, however, that no person shall be permitted to pay any portion of the purchase price with Shares if the Board, in its sole discretion, determines that payment in such manner is undesirable. The granting of an option to a person shall give such person no rights as a shareholder except as to Shares issued to such person.

         9.       TRANSFERABILITY AND TERMINATION OF EMPLOYMENT

                  (a) Transferability.  During the lifetime of an optionee, only such optionee or his or her guardian or legal representative may exercise options granted under this Plan, and no option granted under this Plan shall be assignable or transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder; provided, however, that any optionee may transfer a non-statutory stock option granted under this Plan to a member or members of his or her immediate family (i.e., his or her children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if (i) the option agreement with respect to such options expressly so provides either at the time of initial grant or by amendment to an outstanding option agreement and (ii) the optionee does not receive any consideration for the transfer. Any options held by any such transferee shall continue to be subject to the same terms and conditions that were applicable to such options immediately prior to theft transfer and may be exercised by such transferee only as and to the extent that such option has become exercisable and has not terminated in accordance with the provisions of the Plan and the applicable option agreement. For purposes of any provision of this Plan relating to notice to an optionee or to vesting or termination of an option upon the death, disability or termination of employment of an optionee, the references to "optionee" shall mean the original grantee of an option and not any transferee.

                  (b) Termination of Employment. In the event that an optionee ceases to be employed as a non-employee director by reason of :

                           (i)      death,

                           (ii)     disability preventing continued service,

                           (iii)  retirement  from the Board in accordance  with
                  the  policy  of  the  Company,   if  any,  on   retirement  of
                  non-employee directors then in effect, or

                           (iv) termination of service as a non-employee director by reason of (x) resignation at the request of the Board (other than for gross misconduct, as determined by the Board) (y) the director's failure to have been nominated for re-election to the Board (unless such failure results from the non-employee director's unwillingness to continue to serve) or to have been re-elected by the shareholders of the Company, or

                          (v) the director's removal by the shareholders of the Company; then any option granted to such optionee that was not previously exercisable shall become immediately exercisable in full if the optionee shall have been continuously employed by the Company or a parent or subsidiary thereof between the date such option was granted and the date of such termination of service and such option shall continue to be exercisable for five years after termination of such optionee's employment. If an optionee's employment terminates in any manner other than as provided for in the preceding sentence, any option granted to such optionee shall terminate immediately upon such termination of employment.

                  (c) Right to Terminate Employment. Nothing contained in this Plan, or in any option granted pursuant to this Plan, shall confer upon any optionee any right to continued employment by the Company or limit in any way the right of the Company to terminate such optionee's employment at any time.

                  (d)  Expiration   Date.  In  no  event  shall  any  option  be
         exercisable at any time after the time it shall have expired in accordance with paragraph 5(e) of this Plan. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.

         10.      CHANGE IN CONTROL.

                  (a) Subject to paragraph 10(c), but anything else to the contrary in this Plan notwithstanding, in the event of a "Change in Control" of the Company, as defined in paragraph 10(b), an option held by a person under this Plan that shall not have expired shall become immediately exercisable in full.

                  (b) A "Change in Control," for Purposes for this Plan, means:

                           (i) a majority of the directors of the Company shall be persons that are not Continuing Directors. "Continuing Directors" shall mean directors:

                                    (A) for whose  election  proxies  shall have
                           been solicited by the Board of Directors of the Company, or

                                    (B)  who are then serving as directors
                  appointed by the Board of Directors to fill  vacancies  on the
                 Board  of  Directors  caused  by  death or resignation (but not
                 by   removal) or to fill newly-created directorships;

                         (ii) 30% or more of the  outstanding  voting stock of
                  the Company shall have been acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by any person (other than the Company, a subsidiary of the Company or the person holding the option) or group of persons (which group does not include the person holding the option) acting in concert; or

                           (iii) The  shareholders  of the  Company  shall  have
                  approved a definitive agreement or plan to:

                                    (A) merge or consolidate the Company with or
                           in to another corporation (other than (1) a merger or consolidation with a subsidiary of the Company or (2) a merger in which the Company is the surviving corporation and either (a) no outstanding voting stock of the Company (other than fractional shares) held by shareholders immediately prior to the merger is converted into cash, securities, or other property or (b) all holders of outstanding voting stock of the Company (other than fractional shares) immediately prior to the merger have substantially the same proportionate ownership of the voting stock of the Company or of its parent corporation immediately after the merger);

                                    (B)   exchange,   pursuant  to  a  statutory
                           exchange of shares of voting stock of the Company held by shareholders of the Company immediately prior to the exchange, shares of one or more classes or series of voting stock of the Company for cash securities or other property;

                                    (C)     sell or otherwise dispose of all or
                           substantially all of the assets of the Company (in one transaction or a series of transactions); or

                                    (D)     liquidate or dissolve the Company;
                  provided, however, that if the transaction contemplated by such definitive agreement or plan approved by the shareholders of the Company is not actually consummated, a Change in Control shall retroactively be deemed not to have occurred and the acceleration of the exercise dates of options pursuant to paragraph 11(a) shall be deemed null and void;

         unless a majority of the voting stock (or the voting equity interest) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the

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         assets  of the  Company  (in the  case of a  merger,  consolidation  or disposition of assets) or the Company or its parent corporation (in the case of a statutory share exchange) is beneficially owned by the person holding the option or a group of persons that includes the person holding the option acting in concert.

                  (c) Cash Payment. If a Change in Control of the Company shall occur, then, so long as a majority of the members of the Board are Continuing Directors, the Board, in its sole discretion, and without the consent of the holder of any option affected thereby, may determine that some or all outstanding options shall be canceled as of the effective date of any such Change in Control and that the holder or holders of such canceled options shall receive, with respect to some or all of the Shares subject to such options, as of the date of such cancellation, cash in an amount, for each Share subject to an option, equal to the excess of the per Share Fair Market Value of such Shares immediately prior to such Change in Control of the Company over the exercise price per Share of such options.

                  (d) Limitation on Change in Control Payments. Notwithstanding anything in paragraph 10(a) or 10(c) above or paragraph 11 below to the contrary, if, with respect to an optionee, the acceleration of the exercisability of an option or the payment of cash in exchange for all or part of an option as provided in paragraph 10(a) or 10(c) above or paragraph 11 (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such optionee has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(c) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then such acceleration of exercisability and payments pursuant to paragraph 10(a) or 10(c) above or paragraph 11 shall be reduced to the largest amount as, in the sole judgment of the Board, will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

         11. DISSOLUTION, LIQUIDATION, MERGER. In the event of the proposed dissolution or liquidation of the Company or in the event of a proposed sale of substantially all of the assets of the Company or in the event of a proposed merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company (such dissolution, liquidation, sale, merger, consolidation or exchange being herein called an "Event"), the Board may, but shall not be obligated to:

                  (a) if the Event is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding options granted under this Plan by the substitution, in lieu of such options, of options to purchase appropriate voting common stock (the "Survivor's Stock") of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, or, alternatively, by the delivery of a number of shares of the Survivor Stock which has a Fair Market Value as of the effective date of the Event equal to the Fair Market Value as of such effective date of the Shares covered by the option, or

                 (b) At least ten (10) days prior to the actual effective date of an Event, declare, and provide written notice to each optionee of the declaration, that each outstanding option, whether or not then exercisable, shall be canceled at the time of or immediately prior to the occurrence of, the Event (unless it shall have been exercised prior to the occurrence of the Event) in exchange for payment to each option holder, within ten days after the Event, of cash equal to the amount (if any), for each share covered by the canceled option, by which the Event Proceeds per Share (as hereafter defined) exceeds the exercise price per Share covered by such option. At the time of the declaration provided for in the immediately preceding sentence, except as otherwise set forth in paragraph 10(d), each option shall immediately become exercisable in full and each person holding an option shall have the right, during the period preceding the time of cancellation of the option, to exercise his or her option as to all or any part of the Shares covered thereby. In the event of a declaration pursuant to this paragraph 11(b), each outstanding option granted pursuant to this Plan that shall not have been exercised prior to the Event shall be canceled at the time of, or immediately prior to, the Event, as provided in the declaration, and this Plan shall terminate at the time of such cancellation, subject to the payment obligations of the Company provided in this paragraph 11(b). For purposes of this paragraph, "Event Proceeds" per share shall mean the cash plus the fair market value, as determined in good faith by the Board, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Event.

         12. ADJUSTMENTS. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or Shares of the Company, the Board (or if the Company does not survive any such transaction, the Board of Directors of the surviving corporation) may, without the consent of any holder of an option, make such adjustment as it determines in its discretion to be appropriate as to the number and kind of securities subject to and reserved under this Plan and, in order to prevent dilution or enlargement of rights of participants in this Plan, the number and kind of securities issuable upon exercise of outstanding options and the exercise price thereof.

         13. COMPLIANCE WITH LEGAL REQUIREMENTS. No certificate for Shares distributable under this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended, and the Exchange Act.

         14. GOVERNING LAW. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken under this Plan shall be governed by the laws of the State of Minnesota, without regard to the conflicts of law provisions thereof, and construed accordingly.

         15. AMENDMENT AND DISCONTINUANCE OF PLAN. The Board may at any time amend, suspend or discontinue this Plan; provided, however, that no amendment to this Plan shall, without the consent of the holder of the option, alter or impair any option previously granted under this Plan. To the extent considered necessary to comply with applicable provisions of the Code, any such amendments to this Plan may be made subject to approval by the shareholders of the Company.

16.      TERM.

                  (a)      Effective Date.      This Plan shall be effective as
         of May 13, 1997.
                  (b)      Termination.         This Plan shall remain in effect
         until all Shares subject to it are distributed or this Plan is terminated under paragraph 15 above.


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